UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 28, 2009

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
COMMISSION FILE NO. 0-10176

BOOMERANG SYSTEMS, INC.

 (Exact Name of Registrant As Specified In Its Charter)

Delaware	22-2306487
(State or Other Jurisdiction of	(IRS Employer
Incorporation Or Organization)	Identification No.)

355 Madison Avenue
Morristown, NJ 07960

(Address of Principal Executive Offices)

(973) 538-1194

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.05 - Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On December 23, 2009, our Board of Directors amended our Code of Ethics to add thereto an new Section E as follows containing Rules, applicable to our principal executive officer, principal financial officer, principal accounting officer and controller and persons performing similar functions and other personnel,  relating to compliance with the Foreign Corrupt Practices Act:

E.	Payment Practices

The United States Foreign Corrupt Practices Act creates certain restrictions on payment and accounting practices which, if not followed, carry civil and criminal liability for both Company and individual Company Personnel. In order to comply with this Act, Company Personnel are to observe the following rules:

☐
Business and Accounting Practices- Company Personnel must adhere to the legal requirements of each country in which the Company conducts business and employ the highest ethical standards.  No undisclosed or unrecorded Company fund or asset is to be established for any purpose, and no false or misleading entries are to be made in the Company’s books or records.  No payment on the Company’s behalf is to be made without adequate supporting documentation, or made for any purpose other than as described in such documents.  Company personnel are to comply with the Company’s internal control policies at all times.

☐
Questionable Payments- With the exception of certain regulatory fees set by the government, all payments, promises to pay, or offers of payments for any thing of value to any foreign official, political party or official thereof from either the Company or private funds in furtherance of Company business are prohibited.

☐
Facilitating payments of a reasonable and customary amount paid to lower-level government officials in foreign countries to perform non-discretionary functions or services that they are obligated to perform are not illegal under United States law if such payments are customary in a particular country and are the only feasible way to obtain government services or action to which the Company is legally entitled.  However, such facilitating payments may not be legal under local law.  Legal advice concerning any such proposed payment must be sought in advance form, and be approved by, the Chief Executive Officer or Chief Financial Officer.

☐
Kickbacks- In accordance with U.S. federal law, no Company person is to make or provide, or offer to make or provide, any kickback in connection with procuring any contract with a customer who is a prime contractor or subcontractor with the U.S. Government.  Under the Federal Anti-Kickback Act, a kickback is any money, fee, commission, credit, gift, gratuity or anything of value that is provided to a prime contractor in accordance with a subcontract relating to a prime contract for the purpose of obtaining favorable treatment.  Moreover, kickbacks of any kind to or from individuals or companies who conduct business with the Company are prohibited regardless of whether they are a prime contractor.  All Company personnel have an obligation to promptly report to the Chief Financial Officer any possible violation of this policy or of the federal anti-kickback laws.  The Company’s involvement in government procurements, including contracts with government and military officials and personnel, as well as contracts with other contractors, are to be above reproach.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)	Exhibits

14 – Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOOMERANG SYSTEMS, INC.

Dated: December 28, 2009	By: /s/ Joseph R. Bellantoni
Joseph R. Bellantoni
Chief Financial Officer